UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 7, 2010

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 1, 2010, upon the commencement of its fiscal year 2011, Blue Coat Systems, Inc. (the “Company”) has undertaken certain compensation actions that affect the compensation of its executive officers.

Profit Sharing Plan

The Company has adopted the Blue Coat Systems, Inc. Fiscal 2011 Profit Sharing Plan (the “Fiscal 2011 Profit Sharing Plan”), effective May 1, 2010. The Fiscal 2011 Profit Sharing Plan is largely unchanged from the profit sharing plan in effect in fiscal 2010. Quarterly payments will be made under the Fiscal 2011 Profit Sharing Plan if the Company’s Operating Income percentage exceeds the quarterly target amount in the Fiscal 2011 Profit Sharing Plan. By definition under the Fiscal 2011 Profit Sharing Plan, Operating Income is the Company’s non-GAAP operating income for the quarter, excluding the amounts paid under the Fiscal 2011 Profit Sharing Plan. Non-GAAP operating income is the Company’s non-GAAP net income before the effect of non-operating income (such as interest) and income taxes. Operating Income percentage is calculated by dividing Operating Income by Total Net Revenue.

The quarterly target amount and ranges for the Fiscal 2011 Profit Sharing Plan remain unchanged from that used in the fiscal 2010 profit sharing plan. Quarterly payments will be made under the Fiscal 2011 Profit Sharing Plan if the Company’s Operating Income percentage exceeds 15% for the applicable quarter. The Fiscal 2011 Profit Sharing Plan will pay 100% of the quarterly target amount if the Company’s quarterly Operating Income percentage is 25%. Payment under the Fiscal 2011 Profit Sharing Plan is not capped.

The quarterly target payment under the Fiscal 2011 Profit Sharing Plan is set as a percentage of the participant’s quarterly base salary or wages, which percentage will vary given the Tier to which a participant is assigned. The Tiers under the Fiscal 2011 Profit Sharing Plan have been modified and clarified for fiscal 2011 to better reflect the Company’s assigned employee grades and levels. As in fiscal 2010, the Company’s Chief Executive Officer and other executive officers are assigned to Tiers that will pay 50% of such participants’ quarterly base salary at target during fiscal 2011.

The foregoing description of the Fiscal 2011 Profit Sharing Plan does not purport to be complete and is qualified in its entirety by reference to the Fiscal 2011 Profit Sharing Plan, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Blue Coat Systems, Inc. Fiscal 2011 Profit Sharing Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: May 7, 2010	By:	/s/ Gordon C. Brooks
Gordon C. Brooks
Senior Vice President and Chief Financial Officer